Exhibit 23
KPMG LLP

      99 High Street            Telephone 617 988 1000    Telefax 617 988 0800
      Boston, MA 02110-2371


                       Consent of Independent Auditors
                       -------------------------------


The Board of Directors and Stockholders
 of Westerbeke Corporation:

We consent to the incorporation by reference in the Registration Statements (File No. 33-24435 and 333-25687) on Form S-8 of Westerbeke Corporation of our report dated December 7, 2001 relating to the consolidated balance sheets of Westerbeke Corporation and subsidiary as of October 27, 2001 and October 21, 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 27, 2001, and related schedule, which report appears in the October 27, 2001 annual report on Form 10-K of Westerbeke Corporation.


                                       By /s/ KPMG LLP
                                       ---------------

Boston, Massachusetts
January 23, 2002